UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________________________

FORM 8-K
 _______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported): May 16, 2014
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ENABLE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
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Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square
211 North Robinson Avenue
Suite 950
Oklahoma City, Oklahoma 73102
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (405) 525-7788
 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2014, C. Scott Hobbs was appointed to the board of directors (the “Board”) of Enable GP, LLC (“Enable GP”), the general partner of Enable Midstream Partners, LP (the “Partnership”), effective June 1, 2014. Mr. Hobbs was also appointed to serve on the Board’s audit committee and the Board’s conflicts committee (the “Conflicts Committee”) effective June 1, 2014. Mr. Hobbs joins Peter H. Kind an independent director.

As an independent director, Mr. Hobbs will receive compensation for his Board service consistent with the compensation program for independent directors described in the Partnership's prospectus dated April 10, 2014 as filed with the Securities and Exchange Commission on April 11, 2014. Mr. Hobbs also will be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law.

There is no arrangement or understanding between Mr. Hobbs and any other person pursuant to which Mr. Hobbs was elected as a director of Enable GP.

R. Poe Reed, Executive Vice President and Chief Commercial Officer of Enable GP, notified the Partnership on May 18, 2014, that he intends to resign effective May 31, 2014 to pursue another opportunity.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated May 19, 2014 announcing the election of Mr. Hobbs to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:
Tom Levescy
Senior Vice President, Chief Accounting Officer, and Controller

Date: May 19, 2014